Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 24, 2016 with respect to our audits of the consolidated financial statements of Reven Housing REIT, Inc. (the “Company”) for the years ended December 31, 2015 and 2014, included in Post-Effective Amendment No. 1 to the Registration Statement (Form S-11 No. 333-196282) of the Company and related Prospectus for the registration of 5,000,000 shares of its common stock.

/s/ Squar Milner LLP

Newport Beach, California

April 27, 2016